UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 500, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 550-8300

(Former Name or Former Address, if Changed Since Last Report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZGNX	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 30, 2021, Zogenix, Inc. (the “Company”) announced the U.S. Food and Drug Administration (the “FDA”) has accepted for filing and granted Priority Review to the Company’s supplemental New Drug Application (“sNDA”) for the use of FINTEPLA for the treatment of seizures associated with Lennox-Gastaut syndrome (“LGS”). The FDA granted Priority Review, which means that the FDA has a goal to complete its review within six months from the date of receipt, with a Prescription Drug User Fee Act (“PDUFA”) target action date of March 25, 2022. FDA Priority Review is granted for investigational therapies that, if approved, may offer significant improvements in the treatment, prevention or diagnosis of a serious condition.

The sNDA submission is based on a positive global randomized, placebo-controlled Phase 3 clinical trial, Study 1601, in 263 patients (age 2-35 years) that demonstrated FINTEPLA at a dose of 0.7/mg/kg/day was superior to placebo in reducing the frequency of drop seizures (p=0.0012), as well as long-term safety and effectiveness data from the Companys ongoing open-label extension trials.

In June 2020, FINTEPLA was approved by the FDA for the treatment of seizures associated with Dravet syndrome in patients two years of age and older.

Forward Looking Statements

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” and similar expressions are intended to identify forward-looking statements. These statements include: the timing of review by the FDA of the sNDA for the use of FINTEPLA for the treatment of seizures associated with LGS; plans to submit a J-NDA for FINTEPLA in Japan and the estimated timing for that submission; the potential for our product candidates to provide new treatment options; and the Company’s plans with respect to its development programs. These statements are based on the Company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the potential for the FDA to delay the PDUFA target action date related to the LGS sNDA due to the FDA’s internal resource constraints or other reasons; the FDA may disagree that the existing safety and efficacy data is sufficient to approve the sNDA; FINTEPLA may not achieve broad market acceptance as a treatment option of seizures associated with LGS or Dravet syndrome, which would limit the Company’s ability to generate revenues; the COVID-19 pandemic may continue to disrupt the Company’s business operations, impairing the ability to commercialize FINTEPLA in Europe and the Company’s ability to generate product revenue in Europe and conduct its development programs; unexpected adverse side effects or inadequate therapeutic efficacy of fenfluramine that could limit regulatory approval or commercialization, or that could result in recalls or product liability claims; later developments with FDA that may be inconsistent with the already completed meetings; additional data from the Company’s ongoing studies may contradict or undermine the data previously reported; and other risks described in the Company’s prior public periodic filings with the U.S. Securities & Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: December 1, 2021	By:	/s/ Shawnte M. Mitchell
	Name:	Shawnte M. Mitchell
	Title:	Executive Vice President, General Counsel and Corporate Secretary